UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________________________________
FORM 8-K
________________________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 21, 2020
________________________________________________

WOLVERINE WORLD WIDE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-06024	38-1185150
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9341 Courtland Drive N.E.	,	Rockford	,	Michigan	49351
(Address of principal executive offices)					(Zip Code)

Registrant’s telephone number, including area code: (616) 866-5500
________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $1 Par Value	WWW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

As previously announced, Wolverine World Wide, Inc. (the “Company”) has implemented cash preservation initiatives in response to the COVID-19 pandemic that are now expected to result in over $500 million in savings, including a $100 million reduction in planned operating expenses during the remainder of fiscal 2020.
The Company has implemented select furloughs, organizational changes, and compensation changes as part of these cash preservation initiatives. The organizational changes flatten the Company’s group hierarchy, making it more nimble in uncertain times, helping to accelerate the Company’s biggest growth initiatives, and resulting in meaningful cost savings. The Company issued a press release announcing certain of these organizational changes on April 20, 2020, attached as Exhibit 99.1 to this Form 8-K, which is incorporated by reference.
Changes to the Company’s non-employee director and employee compensation arrangements as part of these cash preservation initiatives include (1) a twenty-five percent reduction of the annual cash director fee and board committee service and chairperson fees for the remainder of fiscal 2020 and (2) reductions of the cash salary for the remainder of fiscal 2020 of fifty percent for the Chief Executive Officer, thirty-five percent for members of the Company’s Executive and Senior Leadership Teams (including the Company’s other Named Executive Officers set forth in the Company's proxy statement filed on March 26, 2020 with the Securities and Exchange Commission), and twenty-five percent for all other employees eligible to receive equity compensation.
At the present time, the Company is not expecting any material payout for fiscal 2020 under its incentive compensation plans, including the Amended and Restated Short-Term Executive Compensation Plan and the Amended and Restated Executive Long-Term Incentive Plan. The Board of Directors recently authorized the Company to issue restricted stock grants to those individuals eligible to receive equity compensation (approximately 360 individuals, including the Company’s Named Executive Officers), with a value equal to the amount of the applicable employee’s reduction in salary described above. These grants were made to incentivize, protect and stabilize a broad management team during the time the Company is working to navigate the impacts of the COVID-19 pandemic. Sixty percent of the shares underlying each restricted stock grant will vest if the grant recipient is employed by the Company on December 23, 2020, and the remaining forty percent will vest if the grant recipient is employed on April 17, 2021. The description of the restricted stock grant is qualified in its entirety by reference to the form of Restricted Stock Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.
This Current Report on Form 8-K includes forward looking statements regarding the expected results of the Company’s cash preservation initiatives, growth initiatives, and incentive compensation plans. Forward looking statements, by their nature, address matters that are, to varying degrees, uncertain. Uncertainties that could cause the Company’s performance to differ materially from what is expressed in forward-looking statements include, but are not limited to the effects of the COVID-19 pandemic on the Company’s business, operations, financial results and liquidity, including the duration and magnitude of such effects, which will depend on numerous evolving factors that the Company cannot currently accurately predict or assess, including: the duration and scope of the pandemic; the negative impact on global and regional markets, economies and economic activity, including the duration and magnitude of its impact on unemployment rates and consumer discretionary spending and levels of consumer confidence; actions governments, businesses and individuals take in response to the pandemic; the effects of the pandemic, including all of the foregoing, on the Company's distributors, suppliers, joint venture partners and other counterparties; and how quickly economies and demand for the Company’s products recover after the pandemic subsides; competitive conditions; the availability of capital; capacity constraints, production disruptions, quality issues, price increases or other risks associated with foreign sourcing; the cost and availability of raw materials, inventories, services and labor for contract manufacturers; and the other risks and uncertainties described in the Company’s periodic and other filings with the Securities and Exchange Commission.
This 8-K and Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

	(d)	Exhibits:

		10.1	2020 Form of Restricted Stock Agreement.*

		99.1	Press Release dated April 20, 2020.

		104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL (included as Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 21, 2020	WOLVERINE WORLD WIDE, INC. (Registrant)

/s/ Michael D. Stornant
Michael D. Stornant
Senior Vice President, Chief Financial Officer and Treasurer

4